Exhibit No. 99.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-49050, 33-58402, 33-64689, 333-02607, 333-06996, 333-17367, 333-43647, 333-71661, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314, 333-104099 and 333-115347 all on Form S-8 and No. 333-105990 on Form S-3 of our reports dated February 21, 2006, (December 12, 2006 as to Notes 4 and 17) relating to the consolidated financial statements and financial statement schedule of Kimberly-Clark Corporation and subsidiaries (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Corporation’s method of determining conditional asset retirement obligations) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K of Kimberly-Clark Corporation.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Dallas, Texas
December 12, 2006